Exhibit 10.1
NEUROLOGIX, INC.
NOTE AND WARRANT PURCHASE AGREEMENT
DECEMBER 6, 2010

i

Exhibits

Exhibit A	Form of Secured Senior Promissory Note
Exhibit B	Form of Warrant
Exhibit C	Form of Legal Opinion

ii

NOTE AND WARRANT PURCHASE AGREEMENT
THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of December 6, 2010, by and among Neurologix, Inc. a Delaware corporation (the “Company”), and the lenders (each individually a “Lender,” and collectively the “Lenders”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.
WHEREAS, each Lender intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;
WHEREAS, the parties wish to provide for the sale and issuance of such Notes and Warrants in return for the provision by the Lenders of the Consideration to the Company; and
WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes and Warrants to purchase shares of the Company’s Common Stock.
NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
1. Definitions.
(a) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.
(b) “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.
(c) “Conversion Shares” shall mean, if the Notes are converted to equity pursuant to Section 2.2(a) below, the shares of New Preferred Stock issued in the Next Preferred Equity Financing.
(d) “Conversion Price” shall mean with respect to a conversion pursuant to Section 2.2(a) below, the price paid per share for the New Preferred Stock purchased by the investors in the Next Preferred Equity Financing.
(e) “Equity Securities” shall mean the Common Stock or Preferred Stock or any equity securities conferring the right to purchase the Common Stock or Preferred Stock or equity securities convertible into, or exchangeable for (with or without additional consideration), the Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.
(f) “Material Adverse Effect” shall mean any material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, on the business or business prospects, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company or on the transactions contemplated hereby or on the Notes or the Warrants (collectively, the “Transaction Documents”).

(g) “Maturity Date” shall mean the earliest to occur of (i) any event set forth in Section C(2) of the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock to the Restated Certificate of Incorporation of the Company, as amended from time to time (the “Series D Certificate”) (whether or not waived by the holders of Series D Convertible Preferred Stock), (ii) the date on which the Company receives in cash an aggregate of at least $30,000,000 in connection with the consummation of a transaction or series of transactions pursuant to which the Company licenses its Intellectual Property Rights (as defined in Section 5.9(a)) related to the Company’s gene transfer therapy for Parkinson’s disease and (iii) October 31, 2011.
(h) “New Preferred Stock” shall mean the class or series of Preferred Stock sold in the Next Preferred Equity Financing.
(i) “Next Preferred Equity Financing” shall mean the next sale (or series of related sales) by the Company of New Preferred Stock following the date of this Agreement (i) pursuant to which the Company receives gross proceeds of not less than $30,000,000 (excluding the aggregate amount of Notes converted into New Preferred Stock upon conversion of the Notes pursuant to Section 2.2 below) and (ii) in which such New Preferred Stock is senior to all other Equity Securities with respect to liquidation and dividend rights.
(j) “Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.
(k) “Required Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes then outstanding.
(l) “Preferred Stock” shall mean the preferred stock, par value $0.10 per share, of the Company.
(m) “Security Agreement” shall mean that certain Security Agreement, dated as of even date herewith, by and among the Company and the Lenders.
(n) “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Warrants.
(o) “Warrants” shall mean one or more warrants issued pursuant to Section 3 below.
2. Amount and Terms of the Secured Senior Notes.
2.1 Issuance of Secured Senior Notes. In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more secured senior Notes. Each Note shall have an initial principal balance equal to the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below and shall be secured by the assets of the Company as described in such Notes and the Security Agreement.

2.2 Note Conversion.
(a) Next Equity Financing. Any unpaid principal and unpaid accrued interest of each Note shall automatically be converted into Conversion Shares upon the closing of the Next Preferred Equity Financing. The number of Conversion Shares to be issued upon such conversion shall be determined as follows:
(i) if the Next Preferred Equity Financing is consummated prior to July 1, 2011, the number of Conversion Shares shall be equal to the quotient obtained by dividing (A) (I) the product of 1.1 and the outstanding principal amount on a Note to be converted on the date of conversion, plus (II) the unpaid accrued interest on such Note, by (B) the Conversion Price; or
(ii) if the Next Preferred Equity Financing is consummated between July 1, 2011 and October 30, 2011, the number of Conversion Shares shall be equal to the quotient obtained by dividing (A) (I) the product of 1.2 and the outstanding principal amount on a Note to be converted on the date of conversion, plus (II) the unpaid accrued interest on such Note, by (B) the Conversion Price.
At least five (5) days prior to the closing of the Next Preferred Equity Financing, the Company shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the New Preferred Stock sold in the Next Preferred Equity Financing.
(b) No Fractional Shares. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.
(c) Mechanics of Conversion. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company.
3. Warrants. Upon the Closing (as defined in Section 4 below), and in return for the Company’s receipt of the Consideration, each Lender shall receive a warrant to purchase Common Stock in the form attached hereto as Exhibit B (the “Warrant”). Each Warrant shall be exercisable at an exercise price of $1.44 per share for that number of Warrant Shares set forth opposite the name of each Lender on said Exhibit B (in each case, subject to adjustments as set forth in the Warrant). The Warrant Shares shall constitute “Registrable Securities” under the Registration Rights Agreement by and among the Company and the Investors named therein dated as of November 19, 2007, as amended from time to time, as reflected in that certain amendment to the Registration Rights Agreement dated as of even date herewith.

4. Closing. The closing (the “Closing”) of the purchase of Notes and issuance of Warrants in return for the Consideration paid by each Lender shall take place at 10:00 am on the date hereof at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, or at such other time and place as the Company and Required Note Holders agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company and the Company shall deliver to each Lender (i) one or more executed Notes and Warrants in return for the respective Consideration provided to the Company and (ii) an opinion of legal counsel to the Company in substantially the form attached hereto as Exhibit C.
5. Representations and Warranties of the Company. Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Lenders (the “Disclosure Schedule”), the Company hereby represents and warrants to the Lenders that:
5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and occupy its properties and to carry on its business as now conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder since January 1, 2009 through the date hereof, including, without limitation, its most recent report on Form 10-K (the “Exchange Act Documents”). The Company is duly qualified to transact business and is registered or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification, except where the failure to be so authorized, qualified or in good standing would not be reasonably likely to have a Material Adverse Effect. No proceeding to which the Company is a party has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company is an operating company within the meaning of the Department of Labor Regulation 2510.3-101. The Company has no subsidiaries as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
5.2 Authorization and Issuance. Except for the authorization and issuance of the shares issuable in connection with the Next Preferred Equity Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants. Except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Notes and the Warrants, the valid and enforceable obligations they purport to be. The Conversion Shares and the Warrant Shares, when issued, will be duly and validly issued, fully paid and non-assessable.

5.3 Non-Contravention. The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the Warrants under this Agreement, the fulfillment of the terms of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) (including any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the certificate of incorporation, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority or the rules of the OTC Bulletin Board (the “OTC BB”) applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) other than the security interest granted under the Security Agreement, result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, except to the extent that such acceleration would not have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of the Transaction Documents by the Company, the valid issuance and sale of the Notes and Warrants to be sold pursuant to the Transaction Documents and the performance by the Company of its other obligations thereunder, other than such as have been made or obtained, and except for any post closing securities filings or notifications required to be made under federal or state securities laws.
5.4 Indebtedness. The Company does not have any outstanding Indebtedness. “Indebtedness” means, without duplication all (a) indebtedness for borrowed money, (b) notes payable, whether or not representing obligations for borrowed money, (c) obligations representing the deferred purchase price for property or services, (d) obligations secured by any mortgage or lien on property owned or acquired subject to such mortgage or lien, whether or not the liability secured thereby shall have been assumed, (e) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in the Company’s balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (f) that portion of any lease payments due under leases required to be capitalized in accordance with generally accepted accounting principles consistently applied, provided however, that Indebtedness shall not include trade payables and trade debt.
5.5 Capitalization. The authorized capital of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 650 shares have been designated Series A Preferred Stock, 700,000 shares have been designated Series C Preferred Stock and 792,100 shares have been designated Series D Preferred Stock. As of November 10, 2010, 28,881,816 shares were issued and outstanding, consisting of 27,865,010 shares of Common Stock, 645 shares of Series A Preferred Stock, 281,263 shares of Series C Preferred Stock and 734,898 shares of Series D Preferred Stock. The Company has not issued any capital stock since the date above other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing and except as provided herein or as disclosed in the Exchange Act Documents, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Notes or Warrants or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Notes or Warrants. Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
5.6 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is a party or of which the business or property of the Company is subject that is not disclosed in the Exchange Act Documents.
5.7 No Violations. The Company is not (i) in violation of its certificate of incorporation, by-laws, or other organizational document; (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company is bound, which default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.
5.8 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 5.1 (Organization, Good Standing and Qualification), 5.9 (Intellectual Property), 5.13 (Exchange Act Compliance), and 5.14 (Reporting Status), the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

5.9 Intellectual Property.
(a) The Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, copyrights, trademarks, trade names, service marks, service names, and know how (including trade secrets and other unpatented proprietary intellectual property rights) (collectively, the “Intellectual Property Rights”) that are necessary to conduct its business in the manner in which it is presently conducted or contemplated to be conducted, except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Material Adverse Effect.
(b) Section 5.9(b) of the Disclosure Schedule lists all (i) patents of the Company, (ii) owned patent applications of the Company and (iii) license agreements to use patents or patent applications by the Company. To the knowledge of the Company, there are no present or threatened infringements of any patents or patent applications owned by the Company or licensed to the Company (the “Company Patents”) by any third party, except, in either case, for such infringements which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the “PTO”) with respect to the Company Patents, and, to the Company’s knowledge, all individuals to whom the duty of candor and good faith applies with respect to the Company Patents have complied with such duty, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company Patents. The Company is not aware of any publication, disclosure, public use, or offer for sale by any of its employees or consultants of subject matter prior to the filing date of any one of the Company Patents that negatively impacts the patentability of any claim of such patent. There are no legal or governmental proceedings pending relating to Company Patents other than proceedings in the PTO, or foreign patent office review of pending applications for patents, and, other than PTO (or patent offices in other jurisdictions) review of pending applications for patents, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities.
(c) To the Company’s knowledge, there are no pending, nor has there been any notice of any third party patents or threatened, actions, suits, proceedings, claims or allegations by others that the Company, including through use of the Company Patents, is or will be infringing any patent, trade secret, trademark, service mark, copyright or other proprietary intellectual property rights.
(d) The Company is not in breach of, and has complied in all respects with all terms of, any of the license agreements under which the Company licenses a patent or patent application that covers technology necessary to conduct or used in the conduct of the Company’s business in the manner in which it is currently conducted; except as would not, individually or in the aggregate, have a Material Adverse Effect.

(e) The Company is not aware of any obligation of any of its employees under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business; and to the Company’s knowledge, it is not and will not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or persons it currently intends to hire) made prior to their employment by the Company, except for technology that is licensed to or owned by the Company. All employees of the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all intellectual property rights arising from the services performed for the Company by such persons.
5.10 Financial Statements; Solvency; Obligations to Related Parties.
(a) The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles applied on a consistent basis (“GAAP”), the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year end adjustments which are not expected to be material in amount except as otherwise described in the Exchange Act Documents. Such financial statements (including the related notes) have been prepared in accordance with GAAP throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the “SEC”) and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.
(b) Except as set forth in the Exchange Act Documents, the Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.
(c) Except as set forth in any Exchange Act Documents, there are no obligations of the Company to officers, directors, stockholders or employees of the Company other than:
(i) for payment of salary for services rendered and for bonus payments;
(ii) reimbursements for reasonable expenses incurred on behalf of the Company;
(iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company);
(iv) obligations listed in the Company’s financial statements; and
(v) under applicable laws.

Except as described above or in any Exchange Act Documents, (i) none of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $120,000, and (ii) none of the officers, directors or, to the best of the Company’s knowledge, key employees have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above or as set forth in the Exchange Act Documents, no officer, director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth in any Exchange Act Documents, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.
5.11 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since January 1, 2010, there has not been (i) any material adverse change in the financial condition or results of operations of the Company, (ii) any event affecting the Company which has had or could reasonably be expected to have a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business or with respect to the transactions contemplated by the Transaction Documents or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.
5.12 Disclosure. The representations and warranties of the Company contained in this Section 5 as of the date hereof do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Lenders will rely on the foregoing representations in purchasing the Notes and Warrants.
5.13 Exchange Act Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the OTC BB, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTC BB, nor has the Company received any notification that the SEC, the OTC BB or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or quotation.
5.14 Reporting Status. Since January 1, 2008, the Company has filed or furnished with the SEC in a timely manner all of the documents that the Company was required to file or furnish under the Exchange Act. As of the date of filing thereof, each Exchange Act Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Exchange Act Document. None of the Exchange Act Documents, as of the date filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.15 No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.
5.16 Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Notes and Warrants will not be, an “investment company” within the meaning of the Investment Company Act.
5.17 Embargoed Person. The Company has no foreign operations and (i) none of the funds or other assets of the Company constitute or shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person with whom U.S. persons are restricted from engaging in financial or other transactions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Notes or the Warrants are or would be in violation of law; (ii) no Embargoed Person has or shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Notes and Warrants are or would be in violation of law; and (iii) none of the funds of the Company are or shall be derived from any unlawful activity with the result that the investments evidenced by the Notes or the Warrants are or would be in violation of law; provided, that, with respect to the covenants contained in this Section 5.17, the Company may assume that the Lenders are not Embargoed Persons. The Company certifies that, to the Company’s knowledge, the Company has not been designated, and is not owned or controlled by, an Embargoed Person.
5.18 Accountants. To the Company’s knowledge, J.H. Cohn LLP and BDO USA, LLP, which have expressed their opinions with respect to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.
5.19 Contracts. The contracts filed as exhibits to the Exchange Act Documents are in full force and effect on the date hereof, except as to contracts whose term has expired, and the Company is not in breach of or default under any of such contracts, except as would not have a Material Adverse Effect. The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act.
5.20 Taxes. The Company has filed all material federal, state and foreign income and franchise tax returns due to be filed as of the date hereof, taking into account all extensions, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

5.21 Transfer Taxes. On the date of the Closing, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Warrants to be sold to the Lenders hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
5.22 Private Offering. Assuming the correctness of the representations and warranties of the Lenders set forth in Section 6 hereof, the offer and sale of the Notes and Warrants hereunder, and the issuance of the Warrant Shares pursuant to the Warrants, shall be exempt from registration under the Securities Act. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Notes or the Warrants as contemplated by this Agreement or the Warrant Shares, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Notes or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act).
5.23 Controls and Procedures. The Company is in material compliance with all provisions of the Sarbanes Oxley Act of 2002 which are applicable to it as of the date hereof. Except as provided in the Exchange Act Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the periods in which the Exchange Act Documents have been prepared; (b) to the extent required by the Exchange Act, evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Exchange Act Documents their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by the Exchange Act Documents based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there have been no material changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.
5.24 Real Property Holding Corporation. Since its date of incorporation, the Company has not been, and as of the date hereof shall not be, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a “United States real property holding corporation,” and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations. The shares of the Company do not derive their value principally from real property, and the property of the Company does not and will not consist principally of real property.

5.25 Relationship with General Electric Company or its Affiliates. Other than with respect to the transactions contemplated in the Transaction Documents or as disclosed in the Exchange Act Documents, the Company does not have any equity, creditor or similar relationship (including, without limitation, any investment in (or right to acquire an investment in), or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship, with General Electric Company or any subsidiary or affiliate thereof, other than Palisade Private Partnership, L.P. or any of its affiliates (“Palisade”). The Company is not a party in interest, as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended, with respect to General Electric Pension Trust.
5.26 Clinical Trials. The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Exchange Act Documents, were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be. The description of the results of such tests and trials contained in the Exchange Act Documents are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Exchange Act Documents. The Company has not received any notices or other correspondence from the United States Food and Drug Administration (the “FDA”) or from any other U.S. or foreign government agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Exchange Act Documents, and the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the FDA.
6. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:
6.1 Authorization. The Lender has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Lender and this Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Lender enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.2 Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes, Warrants, Warrant Shares and Conversion Shares (collectively, the “Securities”) will be acquired for investment only for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Lender does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities. Nothing contained herein shall be deemed a representation or warranty by such Lender to hold the Securities for any period of time
6.3 Disclosure of Information. The Lender acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Notes and Warrants. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and Warrants. The Lender recognizes that an investment in the Notes and Warrants involves a high degree of risk, including the risk of total loss of the Lender’s investment. The Lender has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Notes and Warrants. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Lender to rely thereon.
6.4 Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect and the Lender is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to the transactions contemplated hereby.
6.5 Restricted Securities. Each Lender understands that the Notes and Warrants are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
6.6 Disclosures to the Company. The Lender understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.
6.7 Legends. It is understood that the Securities may bear a legend substantially similar to the following:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

7. Defaults and Remedies.
7.1 Events of Default. The following events shall be considered “Events of Default” with respect to each Note:
(a) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note after the Maturity Date or at a date fixed by acceleration or otherwise;
(b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;
(c) Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;
(d) Within thirty (30) days after the Company becomes involved in litigation that threatens to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects, if the Company’s involvement has not terminated by such date in a manner that does not and could not reasonably be expected to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects;
(e) Any default or defined event of default that has not otherwise been cured or forgiven shall occur under any agreement to which the Company or any of its subsidiaries is a party that evidences Indebtedness of $250,000 or more;
(f) The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Security Agreement, the Notes or the Warrants within 30 days after written notice from the Required Note Holders to perform or observe the obligation; or
(g) The Company shall have materially breached a representation or warranty under this Agreement or the Security Agreement.

7.2 Remedies. Upon the occurrence of an Event of Default under Section 7.1 hereof, at the option and upon the declaration of Required Note Holders, the entire unpaid principal and accrued and unpaid interest on such Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise.
8. Covenants. Except to the extent the following covenants and provisions of this Section are waived in any instance by the Required Note Holders, the Company covenants and agrees that until the Notes are paid in full or converted into equity securities of the Company:
8.1 Distributions. The Company shall not declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or pay into or set aside a sinking fund for such purpose; provided, however, that nothing herein contained shall prevent the Company from: (i) effecting a stock split or declaring a stock dividend in shares of capital stock of the Company; (ii) complying with any specific provision of the terms of this Agreement and the Notes; (iii) redeeming any stock of a deceased stockholder out of insurance held by the Company on that stockholder’s life; or (iv) repurchasing any stock of an officer, employee or consultant subject to a stock repurchase agreement under which the Company has the right or obligation to repurchase such shares in the event of termination of employment or of a consulting arrangement; provided, however, that such purchase shall not exceed $250,000 in the aggregate.
8.2 Indebtedness. The Company shall not create, incur, assume or suffer to exist any liability with respect to Indebtedness except for: (i) the Notes and (ii) current liabilities and trade payables, other than for borrowed money, which are incurred in the ordinary course of business.
8.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Notes and Warrants solely for the following purposes: (i) working capital, (ii) the open label arm of the Company’s Phase 2 clinical trial for the treatment of advanced Parkinson’s disease, (iii) completion of the initial portion of the Company’s Phase 2 clinical trial for the treatment of advanced Parkinson’s disease and (iv) the scale-up of the Company’s manufacturing capabilities.
8.4 Removal of Legends. Upon Rule 144(b) becoming available with respect to a Lender’s Warrant Shares, the Company shall, upon a Lender’s written request, promptly cause certificates evidencing such shares to be replaced with certificates which do not bear a restrictive legend described in Section 6.7.
8.5 Section 203 Exemption. The Board of Directors has adopted this Agreement and the transactions contemplated hereby and thereby in such manner as is sufficient to render the restrictions of Section 203 of the Delaware General Corporations Law inapplicable to the Agreements and all transactions contemplated hereby and thereby.

8.6 Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Lender if such request is made after the first anniversary of the Closing, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Lender may reasonably request, all to the extent required from time to time to enable such Lender to sell Securities purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon request, the Company will provide to the Lender written certification of its compliance with the provisions of this Section 8.6.
8.7 Issuance and Quotation. The Company shall comply with all requirements of FINRA and the SEC with respect to the issuance of the Warrant Shares and the OTC BB with respect to the quotation of the Warrant Shares on the OTC BB, including without limitation providing a CUSIP number for all such shares, to the extent required.
8.8 Investment Company. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
8.9 Disclosure. The Company shall as soon as practicable after the Closing issue a press release disclosing the material terms of the transactions contemplated by the Transaction Documents (including at least the Notes and Warrants sold and proceeds therefrom).
8.10 Status as an Operating Company. The Company shall maintain its status as an operating company within the meaning of the Department of Labor Regulation 2510.3-101.
8.11 Right of First Refusal.
(a) Right of First Refusal. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, in a transaction not involving a public offering, any (i) equity security or debt security of the Company, including without limitation, any security which by its terms is convertible into or exchangeable for any equity security of the Company or (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any debt security of the Company, unless in each case the Company shall have first offered to sell an amount of such securities equal to the Participation Amount, as defined in Section 8.11(f) hereof (the “Offered Securities”), to the Lenders (each, an “Offeree” and collectively, the “Offerees”) as follows: Each Offeree shall have the right to purchase (x) that portion of the Offered Securities as the principal amount of the Note or Notes held by such Offeree bears to the aggregate principal amounts of the Notes held by all Offerees (the “Basic Amount”), and (y) such additional portion of the Offered Securities as such Offeree shall indicate that it will purchase should the other Offerees subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of fifteen (15) days from receipt of the Offer.

(b) Notice of Acceptance. Notice of each Offeree’s intention to accept, in whole or in part, any Offer made shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the fifteen (15) day period of such Offer, setting forth such of the Offeree’s Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Offerees are less than the total Offered Securities, then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Company to the extent it reasonably deems necessary. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Offerees and their respective counsel.
(c) Conditions to Acceptances and Purchase.
(i) Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have seventy-five (75) days from the expiration of the fifteen (15) day period set forth above to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the “Refused Securities”) to the person or persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to the purchasers or less favorable to the Company than those set forth in the Offer.
(ii) Closing. Upon the closing, which shall include full payment to the Company for the sale to such other person or persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company and the Company shall sell to the Offerees the number of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer.
(d) Further Sale. In each case, any Offered Securities not purchased by the Offerees or other person or persons in accordance with Section 8.11(c)(ii) above may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Section 8.11(a)-(c) above.

(e) Exceptions. The rights of the Offerees under this Section 8.11 shall not apply to:
(i) any Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;
(ii) any capital stock or derivative thereof granted to an employee, director or consultant under a stock plan approved by the Board of Directors of the Company and its stockholders;
(iii) any securities issued as consideration for the acquisition of another entity by the Company by merger or share exchange (whereby the Company owns no less than fifty-one percent (51%) of the voting power of the surviving entity) or purchase of substantially all of such entity’s stock or assets, if such acquisition is approved by the Board of Directors;
(iv) any securities issued in connection with a strategic partnership, joint venture or other similar arrangement, provided that the purpose of such arrangement is not primarily the raising of capital and that such arrangement is approved by two-thirds of the members of the Board of Directors;
(v) any securities issued to a financial institution in connection with a bank loan or lease with such financial institution provided that such issuance is approved by two-thirds of the members of the Board of Directors;
(vi) any securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities outstanding on the date of the Closing; and
(vii) any Common Stock issuable or issued upon the exercise of the Warrants.
(f) “Participation Amount” shall mean an amount of debt securities and equity securities offered by the Company in a non-public transaction, as described in Section 8.11(a) hereof, equal to the greater of (i) 19% of the aggregate amount of such offered securities or (ii) the amount of such offered securities not subscribed for by holders of preemptive rights with respect to such offering of the Company’s securities, as such rights exist immediately prior to the Closing on the date hereof.
9. Miscellaneous.
9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Required Note Holders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2 Pro Rata Treatment. Whether or not a default or Event of Default exists, each payment or prepayment of principal (scheduled or unscheduled) or premium, if any, of the Notes and each payment of interest on the Notes shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Notes.

9.3 Actions in Concert. For the sake of clarity, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other related document (including exercising any rights of setoff) without first obtaining the consent of the Required Note Holders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction of Required Note Holders.
9.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile or electronic exchange bearing the copies of a party’s signature shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile or electronic copies shall constitute enforceable original documents.
9.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.7):
If to the Company:
Neurologix, Inc.
One Bridge Plaza
Fort Lee, New Jersey 07024
Attn: Marc L. Panoff, Chief Financial Officer, Treasurer and Secretary
With a copy to:
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attn: Harlee A. Richmond
If to Lenders:
At the respective addresses shown on the signature pages hereto.
9.8 Finder’s Fee. Except for the fees payable by the Company to MTS Health Partners, L.P. and Trout Capital LLC, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
9.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall pay the reasonable fees and expenses of the Lenders (including legal fees) incurred with respect to the negotiation, execution and delivery of this Agreement, up to a maximum of $100,000 in the aggregate (of which up to $75,000 shall be reserved for the fees and expenses of General Electric Pension Trust and up to $25,000 shall be reserved for the fees and expenses of all other Lenders).
9.10 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes and Warrants to each of the Lenders are separate sales. Nonetheless, any term of this Agreement, the Notes or the Warrants may be amended and the observance of any term of this Agreement, the Notes or the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Required Note Holders; provided, however, that (i) no such amendment, modification, waiver or consent shall, unless in writing and signed by all of the Lenders directly affected thereby, in addition to Required Note Holders, reduce the principal amount of any Note, the amount or rate of interest thereon or the rate of cash interest thereon (provided, that the Required Note Holders may rescind an imposition of default interest), or reduce, rescind or forgive any fees, premiums or other amounts payable hereunder; and (ii) no such amendment, modification, waiver or consent shall, unless in writing and signed by all of the holders of Notes, do any of the following: (1) release all or substantially all of the Collateral (as such term is defined in the Security Agreement), (2) change the definition of Required Note Holders, (3) change any provision of this Section 9.10, or (4) amend or modify the pro rata treatment requirements of Section 9.2. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note or Warrant purchased under this Agreement at the time outstanding and each future holder of all such Notes or Warrants.
9.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
9.12 Exculpation Among Lenders; Independent Nature of Lenders’ Obligations and Rights.
(a) Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.
(b) The obligations of each Lender under this Agreement are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under this Agreement. Nothing contained herein or in any other document, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Subject to the terms hereof, each Lender shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other related documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. Each Lender has had the opportunity to be represented by its own separate legal counsel in their review and negotiation of this Agreement.

9.13 Survival: Indemnity.
(a) Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company herein shall survive the execution of this Agreement, the delivery to the Lenders of the Notes and Warrants being purchased and the payment therefor; provided, that the representations and warranties of the parties hereunder shall only survive for a period of one (1) year following the Closing.
(b) The Company agrees to indemnify and hold each Lender, and its respective directors, managers, officers, shareholders, members, partners, affiliates, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person with respect to any breach (or alleged breach) of any representation, warranty or covenant of the Company contained in this Agreement or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement or the transactions contemplated by or referred to herein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. The Company shall reimburse each Lender for amounts provided for herein on demand as such expenses are incurred. THE COMPANY SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY INDEMNIFIED PERSON OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THEIR INVESTMENT IN THE NOTES OR WARRANTS UNDER THIS AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER.
9.14 Further Assurance. From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.
9.15 Waivers.
(a) Corriente Master Fund, L.P. hereby waives its “right of first refusal” solely with respect to the issuance of the Notes and Warrants, pursuant to Section 3.1 of that certain Stock and Warrant Subscription Agreement dated as of April 28, 2008;
(b) Each of General Electric Pension Trust and Corriente Master Fund, L.P. hereby waives its “right of first refusal” solely with respect to the issuance of the Notes and Warrants, pursuant to Section 3.1 of that certain Stock and Warrant Subscription Agreement dated as of November 19, 2007; and
(c) General Electric Pension Trust hereby waives its “right of first refusal” solely with respect to the issuance of the Notes and Warrants, pursuant to Section 3.1 of that certain Stock and Warrant Subscription Agreement dated as of May 10, 2006.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEUROLOGIX, INC.
By:	/s/ Clark A. Johnson
	Name:	Clark A. Johnson
	Title:	President and Chief Executive Officer

By:	/s/ Marc L. Panoff
	Name:	Marc L. Panoff
	Title:	Chief Financial Officer, Treasurer and Secretary

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER:

PALISADE CONCENTRATED EQUITY PARTNERSHIP II, L.P.

By:	Palisade Concentrated Holdings II, LLC,
its General Partner

By:	/s/ Jeffrey D. Serkes

Name: Jeffrey D. Serkes
Title: Authorized Person

Address:

c/o Palisade Capital Management, L.L.C. One Bridge Plaza North, Suite 695 Fort Lee, New Jersey 07024

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER:

GENERAL ELECTRIC PENSION TRUST

By:	GE Asset Management Incorporated,
its Investment Manager

By:	/s/ B.C. Sophia Tsai Name: B.C. Sophia Tsai
Title: Vice President and Managing Director

Address:

3001 Summer Street Stamford, CT 06905 Tel: 203-326-4208

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER:

CORRIENTE MASTER FUND, L.P.

By:	Corriente Capital Management, L.P.,
its Managing General Partner

By:	Corriente Advisors, LLC,
its General Partner

By:	/s/ James Haddaway

Name: James Haddaway Title: President

Address:

201 Main Street Suite 1800 Fort Worth, TX 76102

SCHEDULE OF LENDERS
Consideration at the Closing and Warrant Shares

	Principal Balance of Promissory
Lender	Note	Warrant Shares

Palisade Concentrated Equity Partnership II, L.P.	$3,000,000	1,041,667

Corriente Master Fund, L.P.	$2,000,000	694,444

General Electric Pension Trust	$2,000,000	694,444